Exhibit 10.2

Supplemental Share Purchase Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Community Shores Bank Corporation

1030 W. Norton Avenue

Muskegon, Michigan 49441

Ladies and Gentlemen:

This Supplemental Share Purchase Agreement (this “Letter Agreement”) is entered into by Community Shores Bank Corporation (“Community Shores” or the “Company”) and Bruce J. Essex, Sr. (the “Investor”).

Community Shores is conducting a registered securities offering whereby it distributed at no charge to each of the holders of Common Stock on the record date for the Rights Offering rights (the “Rights”) to purchase shares of Common Stock, at a price of $2.55 per share (the “Rights Offering”). The Investor and Community Shores entered into a Share Purchase and Rights Offering Backstop Agreement dated October 2, 2015 (the “Backstop Agreement”), pursuant to which the Investor agreed to serve as a backstop participant to the Rights Offering.

In addition to the commitments provided for in the Backstop Agreement, the Investor desires to purchase, and Community Shores desires to sell up to 431,372 shares of Common Stock (the “Supplemental Shares”) at a price of $2.55 per share. The offering of the Supplemental Shares is being made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.          Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for the Supplemental Shares set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The Investor acknowledges that the Supplemental Shares will be subject to restrictions on transfer as set forth in this Letter Agreement.

2.          Acknowledgements with regard to the Backstop Agreement. The parties acknowledge as follows: (i) the Company has received subscriptions in the Rights Offering for a total of 1,523,821 shares of Common Stock at $2.55 per share for gross proceeds of approximately $3.89 million; (ii) the Thornapple Commitment (as defined in the Backstop Agreement) has been terminated; and (iii) the closing of the Rights Offering remains subject to approval of the Federal Reserve Board under the Bank Change of Control Act.

3.          The Closing. The closing of the purchase and sale of the Supplemental Shares (the "Closing") shall take place at the offices of Community Shores Bank Corporation, at 1030 W. Norton Avenue, Muskegon, Michigan, or at such other location as agreed to by mutual consent of the parties, as soon as practicable following satisfaction of the conditions set forth in Section 7 below.

4.          Payment for Supplemental Shares. Payment for the Supplemental Shares shall be received by the Company from the Investor by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Supplemental Shares to the Investor at the Closing bearing an appropriate legend referring to the fact that the Supplemental Shares were sold in reliance upon an exemption from registration under the Securities Act.

5.          Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a)          The Company is duly formed and validly existing under the laws of Michigan, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b)          The Supplemental Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Letter Agreement, will be validly issued, fully paid and nonassessable.

6.          Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

(a)          General.

(i)          Subject to the approval of the Federal Reserve Board under the Bank Change of Control Act, the Investor has all requisite authority (and in the case of an individual, the capacity) to purchase the Supplemental Shares, enter into this Letter Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.

(ii)         The Investor is a resident of the state set forth on the signature page hereto and is not acquiring the Supplemental Shares as a nominee or agent or otherwise for any other person.

(b)          Information Concerning the Company.

(i)          The Investor understands and accepts that the purchase of the Supplemental Shares involves various risks, including the risks outlined in the Company’s public filings (the “Public Filings”) with the U.S. Securities and Exchange Commission (the "Commission"). The Investor represents that it is able to bear any loss associated with an investment in the Supplemental Shares.

(ii)         The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Supplemental Shares.

(iii)        The Investor is familiar with the business and financial condition and operations of the Company, all as generally described in the Public Filings. The Investor has had access to such information concerning the Company and the Supplemental Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Supplemental Shares.

(iv)        The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor's representations and warranties contained in this Letter Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(v)         The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Supplemental Shares or made any finding or determination concerning the fairness or advisability of this investment.

(c)          Status of Investor.

(i)          The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of an investment in the Supplemental Shares. With the assistance of the Investor's own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Supplemental Shares and the consequences of this Letter Agreement. The Investor has considered the suitability of the Supplemental Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Supplemental Shares and its authority to invest in the Supplemental Shares.

(ii)         The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Supplemental Shares. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(d)          Restrictions on Transfer or Sale of Supplemental Shares. As applies to the Investor:

(i)          The Investor is acquiring the Supplemental Shares solely for the Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Supplemental Shares. The Investor understands that the Supplemental Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and of the other representations made by the Investor in this Letter Agreement. The Investor understands that the Company is relying upon the representations and agreements contained in this Letter Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)         The Investor understands that the Supplemental Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

(iii)        The Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Supplemental Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Supplemental Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Supplemental Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Supplemental Shares except upon compliance with the foregoing restrictions.

7.          Conditions to Obligations of the Investor and the Company. The obligations of the Investor to purchase and pay for the Supplemental Shares specified in Appendix A and of the Company to sell the Supplemental Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a)          the representations and warranties of the Company contained in Section 5 hereof and of the Investor contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and

(b)          the conditions precedent to the Investor’s obligations under the Backstop Agreement shall have been satisfied.

8.          Obligations Irrevocable. The obligations of the Investor shall be irrevocable.

9.          Legend. The certificates representing the Supplemental Shares sold pursuant to this Letter Agreement will be imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

10.         Backstop Agreement. The parties hereto hereby acknowledge that:

(a)          Notwithstanding Section 5(a) of the Backstop Agreement, Thornapple (as defined therein) has terminated its agreement to acquire additional equity securities of the Company;

(b)          Notwithstanding Section 6 of the Backstop Agreement, the approval of the Federal Reserve Board under the Bank Change of Control Act shall be required before the transactions contemplated by the Backstop Agreement may be consummated;

(c)          The representations and warranties set forth in Sections 8(a) and 8(c) of the Backstop Agreement are expressly qualified by the need to secure the approval of the Federal Reserve Board under the Bank Change of Control Act; and

(d)          Notwithstanding Section 11 of the Backstop Agreement, the Backstop Party (as defined therein) may assign any of his rights hereunder to any trust which the Backstop Party may establish for the purpose of holding equity securities of the Company.

11.         Waiver, Amendment. Neither this Letter Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

12.         Assignability. Neither this Letter Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party; provided, that the Investor may assign any of his rights hereunder to any trust which the Investor may establish for the purpose of holding equity securities of the Company.

13.         Waiver of Jury Trial. THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.

14.         Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Supplemental Shares by the Investor ("Proceedings"), the Investor irrevocably submits to the jurisdiction of the federal or state courts located in Grand Rapids, Michigan, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

15.         Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

16.         Section and Other Headings. The section and other headings contained in this Letter Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Letter Agreement.

17.         Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

18.         Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	1030 W. Norton Avenue Muskegon, Michigan Facsimile: 231-780-1860 Attn: Heather Brolick, President and CEO E-mail: hbrolick@communityshores.com

with a copy to:	Dickinson Wright PLLC Facsimile: 734-623-1625 Attn: Bradley Wyatt E-mail: bwyatt@dickinsonwright.com

If to the Investor:	111 W. Western Avenue Facsimile: (231) 777-7319 E-mail: bessex735@aol.com Attention: Bruce J. Essex Sr.

with a copy to:	Katten Muchin Rosenmann LLP Facsimile: (312) 902-1061 E-mail: brooks.giles@kattenlaw Attention: Jeff Werthan/Brooks Giles

19.         Binding Effect. The provisions of this Letter Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

20.         Survival. All representations, warranties and covenants contained in this Letter Agreement shall survive the acceptance of the subscription by the Company and the Closing.

21.         Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Supplemental Shares pursuant to this Letter Agreement which would cause any representation, warranty, or covenant of the Investor contained in this Letter Agreement to be false or incorrect.

22.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Investor has executed this Letter Agreement this 13th day of January, 2016.

Very truly yours,

/s/ Bruce J. Essex
Name: Bruce J. Essex, Sr.

The foregoing is hereby accepted and agreed

to in all respects by the undersigned:

Community Shares Bank Corporation

/s/ Heather Brolick
Name: Heather Brolick
Title: President and Chief Executive Officer

APPENDIX A

Consideration To Be Delivered

Securities to Be Acquired	Price Per Share	Aggregate Purchase Price to be Paid
143,790 shares of common stock	$2.55	US$	366,667.05